3580 Carmel Mountain Road Suite 300 San Diego, CA 858 314 1500 858 314 1501 fax

Exhibit 5.1

January 13, 2022

Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, California 92130

Ladies and Gentlemen:
We have acted as counsel to Evofem Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated January 13, 2022, to a Prospectus, dated August 5, 2021 (the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-258321 (the “Registration Statement”), pursuant to which the Company is offering for sale under the Securities Act of 1933, as amended (the “Securities Act”) $5,882,353 of 5.0% Senior Subordinated Notes (the “Notes”) and warrants (the “Warrants”) to purchase 15,006,003 shares of our common stock, par value $0.0001 per share (such underlying shares, the “Warrant Shares”). The Notes, Warrants and Warrants Shares are collectively referred to as the “Securities”. The Securities are being sold pursuant to a Securities Purchase Agreement, dated as of January 13, 2022, among the Company and the purchasers named therein (the “Purchase Agreement”), pursuant to which the Company may issue and sell the Securities pursuant to the Registration Statement and the Prospectus and Prospectus Supplement. The Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.
In connection with this opinion, we have examined the Company’s Certificate of Incorporation, as amended to date, and the Company’s Bylaws, each as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto and the Prospectus, the Prospectus Supplement and the Purchase Agreement.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Notes, when duly executed by the Company and delivered to the purchasers thereof against payment therefor as contemplated in the Registration Statement and the Prospectus and Prospectus Supplement, will be valid and binding obligations of the Company, (ii) the Warrants, when duly executed by the Company and delivered to the purchasers thereof against payment therefor as contemplated in the Registration Statement and the Prospectus and Prospectus Supplement, will be valid and binding obligations of the Company and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.
With regard to our opinion regarding the Warrants and the Warrant Shares, (i) we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Company’s common stock, and (ii) we express no opinion to the extent that, notwithstanding its current reservation of shares of the Company’s common stock, future issuances of securities, including the Warrant Shares, of the Company, including the Warrants, of the Company cause the Warrants to be exercisable for more shares of the Company’s common stock than the number that then remain authorized but unissued.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.
We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.